EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 18, 2014 relating to the financial statements of MassRoots, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

August 12, 2014